10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY MUNICIPAL HIGH INCOME FUND

August 1, 2004 through January 31, 2005


Issuer:	Sacramento County CA Sanitation Financing Authority
	5.000% due 12/1/2035
Trade Date:  10/20/2004
Selling Dealer:	Paine Webber
Amount:	2,000,000
Price:	102.705
% Received by Fund:  0.42%
% of Issue:  1.36% A

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 4,390,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A



Issuer:	Sales Tax Asset Recovery Corp., NY Series A
	5.000% due 10/15/2032
Trade Date:  10/28/2004
Selling Dealer:	Goldman Sachs
Amount:	1,000,000
Price:	103.322
% Received by Fund:  0.05%
% of Issue:  0.64% B

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 11,000,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A